Exhibit 10.3

IMPAC MORTGAGE HOLDINGS, INC.

2020 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Impac Mortgage Holdings, Inc. (the “Company”), hereby grants to the Grantee named below a Restricted Stock Award, subject to the terms, conditions, and restrictions of the Company’s 2020 Equity Incentive Plan (the “Plan”), and this Restricted Stock Award Agreement, including Appendix A attached hereto (the Restricted Stock Award Agreement and Appendix A are collectively referred to as the “Award Agreement”). The capitalized terms used in the Award Agreement that are defined in the Plan shall have the same meanings herein as are set forth in the Plan.

Grantee:                                                                  [name]

Grant Date                                                              [date]

Total Number of Shares Granted                           [number]

Lapse of Vesting Restrictions:

The vesting restrictions imposed on the Shares shall lapse as set forth below. Except as otherwise provided in the Award Agreement, Grantee will not be eligible to retain the restricted Shares unless the Grantee has continued in Continuous Service to the Company through the applicable date, as set forth below. Such restrictions shall lapse with respect to:

[number] Shares on [date]

[number] Shares on [date]

[number] Shares on [date]

Termination of Continuous Service:

In the event Grantee’s Continuous Service with the Company is terminated for any reason [other than the Grantee’s death or Disability] the restricted Shares shall have been earned only to the extent that the restrictions on the Shares have lapsed in accordance with the schedule set forth above, or as otherwise set forth in this Award Agreement, and shall not accelerate on a pro rata (or any other) basis. Upon any [such] termination of employment, Grantee shall forfeit the Shares as to which the restrictions have not yet lapsed, and the Shares so forfeited shall be returned to the Company.

[alternative: In the event Grantee’s Continuous Service with the Company and its Subsidiaries is terminated by reason of Grantee’s death or Disability, then, upon the date of such termination of Continuous Service, the restrictions shall lapse with respect to [all] of the Shares and the Shares shall be earned and vested [in full].]

Change in Control:

[Notwithstanding the foregoing schedule, upon the effective date of a Change in Control during Grantee’s Continuous Service with the Company, the restrictions shall lapse with respect to all of the restricted Shares and the Shares shall be earned and vested in full.]

IMPAC MORTGAGE HOLDINGS, INC.

By:

Title:

Grantee acknowledges and represents that Grantee is familiar with the terms and provisions of this Award Agreement and hereby accepts same subject to all its terms and provisions hereof. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its duly appointed Administrator upon any questions arising under the Plan.

Dated: ____________________
Grantee Signature

APPENDIX A

TERMS AND CONDITIONS FOR RESTRICTED STOCK

1.       Grant. The Company grants to Grantee an Award for the number of restricted Shares set forth in the Award Agreement, subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2.       Term. Subject to earlier lapse of vesting restrictions for the Shares as provided in the Plan, the vesting restrictions set forth herein shall lapse in accordance with the provisions of Section 4 below.

3.       Restrictions on Transfer. Prior to the date that the Shares have vested and are no longer subject to vesting restrictions pursuant to Section 4, the Award shall be nontransferable and shall not be assignable, alienable, saleable, or otherwise transferable by Grantee other than by will or the laws of descent and distribution or pursuant to a “domestic relations order” (as defined in Code Section 414(p)(1)(B)) or as may be approved by the Board or the Administrator in writing, which approval may be given or withheld in the sole and absolute discretion of the Board and/or the Administrator. Any permitted transfer shall be effected in compliance with all applicable securities laws, and each proposed transferee shall be required to agree in writing that the provisions of this Award Agreement will continue to apply to the Shares in the hands of such proposed transferee. The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee. No non-permitted transferee of Grantee shall have any right in or claim to any Shares.

4.       Vesting of Shares.

(a)               Time Vesting. The Shares covered by this Award shall vest as set forth in the Award Agreement, provided that Grantee’s Continuous Service continues through the specified date(s) or is terminated under circumstances for which vesting is accelerated under the Award Agreement.

(b)               Change in Control. Upon a Change in Control as defined in Section 2.8 of the Plan, the Board or the Administrator may make any determinations and take any actions permitted under Section 10 of the Plan, subject to any provisions of the Award Agreement.

(c)               Action by Administrator. The Administrator shall have the authority, in its sole and absolute discretion, to remove any or all of the restrictions applicable to such Shares whenever the Administrator may determine that such action is appropriate and in the best interests of the Company and its stockholders.

5.       Fractional Shares. No fractional shares shall be delivered to Grantee. Any fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and vested on the date when all restrictions lapse or expire.

6.       Legends.

(a)               If Shares are held in certificated form, certificates representing restricted Shares issued pursuant to the Award Agreement shall bear appropriate legends for compliance with applicable securities laws.

(b)               If Shares are held in certificated form, until all restrictions lapse, certificates representing restricted Shares issued pursuant to the Award Agreement shall bear the following legend:

“The sale or other transfer of the Shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Impac Mortgage Holdings, Inc. 2020 Equity Incentive Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from Impac Mortgage Holdings, Inc.”

(c)               The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.       Escrow.

(a)               Until all restrictions have lapsed, the Company’s Corporate Secretary or such other person as the Administrator may appoint as escrow holder, shall retain custody of the stock certificates or book-entry shares representing the restricted Shares subject to the Award; provided, however, that in no event shall Grantee retain physical custody of any certificates representing restricted Shares awarded to him or her.

(b)               Grantee further agrees that simultaneously with his or her execution of the Award Agreement, he or she shall execute stock powers in favor of the Company with respect to the restricted Shares granted hereunder in the form attached hereto and that he or she shall promptly deliver such stock powers to the Company.

(c)               When all restrictions have lapsed and the Company delivers to Grantee the certificates in respect of Shares or book-entry Shares, Grantee shall also receive back the related stock powers held by the Company.

8.       Rights as a Stockholder. Upon the delivery of restricted Shares to the escrow holder pursuant to subsection 7(a), Grantee shall have all the rights of a stockholder of the Company with respect to the restricted Shares, subject to the terms and conditions of this Award Agreement, including the right to vote the restricted Shares and the right to receive all dividends or other distributions paid or made with respect to the restricted Shares; provided, however, that any additional Shares to which Grantee shall be entitled as a result of stock dividends, stock splits, or any other form of recapitalization in respect of restricted Shares shall also be subject to the terms and conditions of this Award Agreement until the restrictions on the underlying Shares lapse or expire. Grantee acknowledges that any dividends paid to Grantee with respect to any restricted Share prior to the lapse of vesting restrictions with respect to such Share shall be compensation income rather than dividend income unless Grantee has made an election under Section 83(b) of the Code with respect to such Share.

9.       Code Section 83(b) Election. Grantee acknowledges that he or she has been informed and is aware of the following income tax consequences resulting from the receipt and vesting of the restricted Shares:

(a)               With respect to the Shares that are vested on the Grant Date, Grantee will be taxed currently on their Fair Market Value on the Grant Date.

(b)               With respect to the Shares that are not vested on the Grant Date, Grantee will be taxed on the Fair Market Value of such Shares as and when the restrictions lapse in accordance with the provisions of the Award Agreement (such fair market value determined on such vesting dates), unless Grantee files an election pursuant to Section 83(b) of the Code (and any similar state tax provisions if applicable). If such an election is made, Grantee will be taxed currently on the full fair market value of the unvested Shares on the Grant Date. Any such election must be filed by Grantee with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days of the receipt of the Shares. A form of Election under Section 83(b) is attached hereto. GRANTEE ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY AND NOT THE COMPANY’S (i) TO DETERMINE WHETHER OR NOT TO MAKE ANY ELECTION UNDER SECTION 83(b) OF THE CODE, AND (ii) IF GRANTEE DETERMINES TO MAKE ANY SUCH ELECTION, TO TIMELY FILE SUCH ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF GRANTEE ASKS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON HIS OR HER BEHALF.

(c)               Grantee shall notify the Company immediately in writing in the event Grantee makes an election under Section 83(b) of the Code (or any successor provision) or corresponding provisions of state or local tax laws with respect to the restricted Shares.

10.       Separate Advice and Representation. The Company is not providing Grantee with advice, warranties, or representations regarding any of the legal, tax, or business effects to Grantee with respect to the Plan or this Award Agreement. Grantee is encouraged to seek legal, tax, and business advice from Grantee’s own legal, tax, and business advisers as soon as possible. By accepting this Award and the Shares covered thereby, and by signing this Award Agreement, Grantee acknowledges that Grantee is familiar with the terms of the Award Agreement and the Plan, that Grantee has been encouraged by the Company to discuss the Award and the Plan with Grantee’s own legal, tax, and business advisers, and that Grantee agrees to be bound by the terms of the Plan and the Award Agreement.

11.       Tax Withholding.

(a)               The Company will assess its requirements regarding federal, state, and local income taxes, FICA taxes, and any other applicable taxes (“Tax Items”) in connection with the restricted Shares. These requirements may change from time to time as laws or interpretations change. The Company will withhold Tax Items as required by law. Regardless of the Company's actions in this regard, Grantee acknowledges and agrees that the ultimate liability for Tax Items is Grantee’s responsibility. Grantee acknowledges and agrees that the Company:

(i)                 makes no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the restricted Shares, including the subsequent sale of Shares acquired under the Plan; and

(ii)              does not commit to structure the terms of the restricted Shares or any aspect of the grant of the restricted Shares to reduce or eliminate liability for Tax Items.

(b)               Notwithstanding any contrary provision of this Award Agreement, no certificate representing the restricted Shares or book-entry Shares will be issued to Grantee, unless and until satisfactory arrangements (as determined by the Administrator) have been made by Grantee with respect to the payment of income, employment, and other taxes which the Company determines must be withheld with respect to such Shares so issuable. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by one or more of the following, subject to any applicable regulatory approval: (i) paying cash, (ii) delivering to the Company already vested and owned Shares having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld, or (iii) by authorizing the Company to hold back a number of Shares otherwise deliverable to Grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld.

12.       No Acquired Rights. Grantee agrees and acknowledges that:

(a)               the grant of this Award under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Awards or benefits in lieu of any Awards, even if Awards have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law;

(b)               the value of this Award is an extraordinary item of compensation which is outside the scope of an employment contract, if any;

(c)               this Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;

(d)               the future value of the Shares or any other Award under the Plan, if any, is unknown and cannot be predicted with certainty;

(e)               no claim or entitlement to compensation or damages arises from the termination of this Award or diminution in value of this Award or Shares received under the Plan, and Grantee irrevocably releases the Company from any such claim; and

(f)                participation in the Plan shall not create a right to further employment with the Company or any employer and shall not interfere with the ability of the Company or any employer to terminate Grantee’s employment relationship at any time, with or without cause.

13.       Adjustment of Shares. Upon the occurrence of events described in, and in accordance with the provisions of, Section 4.3 of the Plan, the Company shall make appropriate adjustments in the number of Shares covered by the Award. Except as provided in Section 4.3 of the Plan, Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares covered by the Award. The grant of the Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

14.       Notices. Except as may be otherwise provided by the Plan, any notices provided for in the Plan and this Award Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic transmission, if and to the extent permitted by the Administrator. Notices shall be directed, if to Grantee, at Grantee’s address indicated by the Company’s records, or if to the Company, at the Company’s principal office at 19500 Jamboree Road, Irvine, CA. 92612, to the attention of [ ], or at such other address as either party may hereafter designate in writing to the other.

15.       Severability. The provisions of the Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16.       Counterparts; Further Instruments. The Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Award Agreement.

17.       Amendment. The Award Agreement may be amended or modified by the Administrator, provided that such action may not, without the consent of Grantee, impair any rights of Grantee under the Award Agreement.

18.       Entire Agreement; Governing Law. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to Grantee's interest except by means of a writing signed by the Company and Grantee. This Award Agreement is governed by the internal substantive laws, without regard to the choice of law rules, of the State of California.

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto Impac Mortgage Holdings, Inc. (the “Company”) _________________ (_________) shares of the Company’s common stock, no par value, standing in the undersigned’s name on the books of said corporation represented by Certificate No. ____ delivered herewith, and does hereby irrevocably constitute and appoint the Corporate Secretary of the Company, as attorney-in-fact, to transfer the said shares of stock on the books of the said corporation with full power of substitution in the premises.

Dated:_________________
[name]

1

SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	Name: ______________________________________________________________

Address: ___________________________________________________________

___________________________________________________________

Social Security No.: __________________

(2)	The property with respect to which the election is being made is ______________ shares of the common stock of Impac Mortgage Holdings, Inc. (“Shares”).

(3)	The date on which the Shares were acquired is __________________, 20__.

(4)	The taxable year in which the election is being made is the calendar year 20__.

(5)	The property is subject to surrender and cancellation if for any reason the taxpayer ceases to be an [employee/director/consultant] of the issuer prior to specified vesting dates. This restriction lapses in accordance with the terms of an agreement between the company and taxpayer.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $________ per share.

(7)	The amount paid for such property is $ per share.

(8)	A copy of this statement was furnished to Impac Mortgage Holdings, Inc., for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed as of _________________, 20__.

Signature:              _____________________________

Taxpayer

_____________________________

Taxpayer’s Spouse, if any

NOTE:                   To make the election, this form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns. The filing must be made within thirty (30) days after the Grant Date of the Restricted Stock Award Agreement.